SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of  earliest event reported):   November 20, 2006

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Met-Pro Corporation (the “Company”) on November 20, 2006 to state, pursuant to Item 4.02 (a) (3) of Form 8-K, that the Company’s Audit Committee discussed with the Company’s independent registered public accountants, Margolis & Company P.C., the matters disclosed in such Current Report.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 20, 2006, management and the Audit Committee of the Board of Directors of Met-Pro Corporation (the “Company”) determined that the audited consolidated financial statements for the fiscal year ended January 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 2006 and the unaudited consolidated financial statements for the fiscal quarters ended April 30, 2006 and July 31, 2006 included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 31, 2006 and September 9, 2006, respectively, contained errors and should no longer be relied upon.

These errors are with respect to (i) the number of reporting segments reported on by the Company and (ii) the classification of litigation charges which the Company incurred in its fiscal years ended January 31, 2005 and 2004.

These changes will have no effect upon the Company’s reported revenues, net income, earnings per share, total assets or shareholders’ equity for any of the affected periods. The reclassification of the litigation charges will reduce the amount of income from operations which the Company reported for its fiscal years ended January 31, 2005 and 2004. The reclassification will have no effect upon previously reported income before taxes, net income or earnings per share for the two fiscal years.

The Company has historically reported on the basis of two reporting segments, the Fluid Handling Equipment and the Product Recovery/Pollution Control Equipment reporting segments. The Company has determined that, as a result of changes in the manner in which it manages its business which took effect at the beginning of the current fiscal year, it should be reporting on the basis of three reporting segments. These three reporting segments, and the business units which comprise them, are as follows:

•	Fluid Handling Equipment reporting segment
o	Dean Pump
o	Fybroc
o	Sethco

•	Product Recovery/Pollution Control Equipment reporting segment
o	Duall
o	Flex-Kleen
o	Strobic Air
o	Systems

•	Filtration and Purification reporting segment
o	Pristine Water Solutions
o	Keystone Filter
o	Mefiag USA
o	Mefiag BV

The litigation charges which the Company has determined to reclassify were incurred in its fiscal years ended January 31, 2005 and 2004. These expenses had previously been presented after income from operations in the other income/(expenses), net, category. The Company has determined that these expenses should have been presented before income from operations, as operating expenses. The effect of this reclassification will be to reduce the Company’s income from operations by $135,292 and $1,292,242, the amount of these charges, for the fiscal years ended January 31, 2005 and 2004, respectively. This reclassification has no effect upon previously reported income before taxes, net income or earnings per share for the two fiscal years.

The Company’s determination to make these changes in its financial statements arose in connection with discussions between the Company and the Securities and Exchange Commission in what the Company believes is a routine comment letter process.

The Company expects to file amendments to its Annual Report on Form 10-K for its fiscal year ended January 31, 2006 and to its Reports on Form 10-Q for the fiscal quarters ended April 30, 2006 and July 31, 2006 to reflect the restated financial information for such periods by no later than December 15, 2006.

The Company’s Audit Committee discussed with the Company’s independent registered public accountants, Margolis & Company P.C., the matters disclosed in this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date: November 27, 2006
MET-PRO CORPORATION

By: /s/ Raymond J. De Hont
Raymond J. De Hont,
President and Chief Executive Officer